================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                             ---------------------

        Date of Report (Date of earliest event reported): March 31, 1999


                                NCO GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Pennsylvania                   0-21639                 23-2858652
-----------------------------  ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employee
     of incorporation or                                  Identification Number)
        organization)


                            515 Pennsylvania Avenue
                      Fort Washington, Pennsylvania 19034
                      ------------------------------------
          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (215) 793-9300

================================================================================

         NCO Group, Inc. ("NCO") is amending Item 7(a) and Item 7(b) of its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 1999 to supply certain financial statements and pro forma financial information.

         NCO is also adding Item 5 to provide certain information concerning the results of operations of NCO during the month of April 1999 which reports the post-merger combined operations of JDR Holdings, Inc. ("JDR") and NCO.

Item 5.  Other Events.
         -------------

         As previously reported, on March 31, 1999, NCO acquired JDR by the merger of JDR Acquisition Inc. ("Newco"), a wholly-owned subsidiary of NCO, into JDR, with JDR becoming a wholly-owned subsidiary of NCO. Pursuant to the Amended and Restated Agreement and Plan of Reorganization dated as of November 1, 1998 by and among NCO, JDR and Newco, NCO is required to publish financial results covering at least 30 days of post-merger combined operations of NCO and JDR. The combined operations of NCO and JDR for April 1999 resulted in revenue, income from operations, and net income of $33.2 million, $5.0 million, and $2.4 million, respectively.

Item 7. Financial Statements and Exhibits.
        ----------------------------------

     The following exhibits are being filed as part of this report:

     (a) Financial Statements of Businesses Acquired.

             Report of Independent Public Accountants
             Consolidated Balance Sheets as of December 31, 1997 and 1998 Consolidated Statements of Operations for the period from May 29,
              1997 to December 31, 1997 and for the year ended December 31, 1998
             Consolidated Statements of Redeemable Preferred and Common Stock
              and Stockholders' Equity (Deficit) for the period from May 29, 1997 to December 31, 1997 and for the year ended December 31, 1998
             Consolidated Statements of Cash Flows for the period from May 29,
              1997 to December 31, 1997 and for the year ended December 31, 1998
             Notes to Consolidated Financial Statements
             Consolidated Balance Sheet as of March 31, 1999 (unaudited) Consolidated Statements of Operations for the three months ended
              March 31, 1997 and 1998 (unaudited)
             Consolidated Statements of Cash Flows for the three months ended
              March 31, 1997 and 1998 (unaudited)

     (b) Pro Forma Financial Information.

             It is impracticable to provide the required pro forma financial statements for the acquired business at this time. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than June 14, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NCO GROUP, INC.


                                           By: /s/ Steven L. Winokur
                                              --------------------------------
                                              Steven L. Winokur
                                              Executive Vice President and CFO


Date: May 27, 1999

                      JDR HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 1998
                      TOGETHER WITH AUDITORS' REPORT

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To JDR Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of JDR Holdings, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, redeemable preferred and common stock and stockholders' equity (deficit), and cash flows for the period from May 29, 1997 to December 31, 1997 and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JDR Holdings, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the period from May 29, 1997 to December 31, 1997 and for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

                                                           ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
    January 29, 1999

                       JDR HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                                     December 31
                                                                                       --------------------------------------
                                                                                            1997                     1998
                                                                                       ------------              ------------
                                  ASSETS

CURRENT ASSETS:
   Cash                                                                                $    839,753              $  2,451,996
   Cash held for clients                                                                    120,056                   249,043
   Accounts receivable, net of allowance for doubtful accounts of $266,971
     and $623,615, respectively                                                           4,651,718                 8,491,035
   Prepaid expenses and other                                                               437,717                   409,546
                                                                                       ------------              ------------
                  Total current assets                                                    6,049,244                11,601,620
PROPERTY AND EQUIPMENT, net                                                               4,482,262                 4,457,861
GOODWILL, net                                                                            18,738,037                18,108,773
DEBT ISSUANCE COSTS, net                                                                    557,192                   394,112
OTHER ASSETS                                                                                149,233                   582,753
                                                                                       ------------              ------------
                                                                                       $ 29,975,968              $ 35,145,119
                                                                                       ============              ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Collections held in trust                                                           $    120,056              $    249,043
   Current portion of long-term debt                                                        802,814                   402,217
   Accounts payable                                                                       2,059,426                 1,754,734
   Accrued expenses and other                                                             1,256,541                 3,390,868
                                                                                       ------------              ------------
                  Total current liabilities                                               4,238,837                 5,796,862
                                                                                       ------------              ------------
LONG-TERM DEBT                                                                           13,526,284                13,066,480
                                                                                       ------------              ------------
DEFERRED INCOME TAXES                                                                       686,677                   453,418
                                                                                       ------------              ------------
REDEEMABLE PREFERRED STOCK (Note 10)                                                      6,521,275                11,880,936
                                                                                       ------------              ------------
COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS' EQUITY:
   Preferred stock (Note 10)                                                              1,745,894                 1,853,028
   Common stock (Note 10)                                                                         6                         6
   Additional paid-in capital                                                             7,590,278                 8,276,688
   Accumulated deficit                                                                   (4,099,417)               (2,074,025)
   Treasury stock, at cost (Note 10)                                                       (233,866)               (4,108,274)
                                                                                       ------------              ------------
                  Total stockholders' equity                                              5,002,895                 3,947,423
                                                                                       ------------              ------------
                                                                                       $ 29,975,968              $ 35,145,119
                                                                                       ============              ============


        The accompanying notes are an integral part of these statements.

                       JDR HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               For the Period
                                                                 from May 29,             For the Year
                                                                    1997 to                  Ended
                                                                 December 31,              December 31,
                                                                     1997                     1998
                                                                ------------              ------------
REVENUES                                                        $ 22,788,523              $ 50,976,251
                                                                ------------              ------------
OPERATING EXPENSES:
   Compensation and benefits                                      14,447,344                27,113,256
   Telephone                                                       2,066,431                 3,951,479
   Occupancy                                                       1,146,251                 2,462,965
   Postage and supplies                                              690,545                 1,117,920
   Depreciation and amortization                                   1,194,565                 1,994,883
   Other operating expenses                                        4,521,349                 6,850,154
                                                                ------------              ------------

                  Total operating expenses                        24,066,485                43,490,657
                                                                ------------              ------------

                  Operating income (loss)                         (1,277,962)                7,485,594

INTEREST EXPENSE                                                   1,184,672                 1,381,817
                                                                ------------              ------------
                  Income (loss) before income taxes               (2,462,634)                6,103,777

INCOME TAXES                                                          20,267                 2,474,694
                                                                ------------              ------------
NET INCOME (LOSS)                                                 (2,482,901)                3,629,083

ACCRETION OF PREFERRED STOCK TO
   REDEMPTION VALUE                                               (1,616,516)               (1,603,691)
                                                                ------------              ------------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS
                                                                $ (4,099,417)             $  2,025,392
                                                                ============              ============



        The accompanying notes are an integral part of these statements.

                       JDR HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED AND COMMON
                    STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                            Stockholders' Equity (Deficit)
                                                                            -------------------------------------------------------
                                                   Redeemable   Redeemable                             Additional
                                                   Preferred      Common     Preferred     Common        Paid-In      Accumulated
                                                      Stock       Stock         Stock       Stock        Capital         Deficit
                                                 ------------  ------------ ----------- ------------ --------------  --------------
 BALANCE, MAY 29, 1997                           $    948,521  $  3,297,000 $       --  $         2  $       14,165  $ (2,093,817)
    Redemption of Series A and Series B
      Redeemable Preferred, including
      payment of accumulated dividends, for
      cash and preferred stock                       (802,391)          --          --           --             --            --
    Exercise of Voting Common options                     --            --          --           --             260           --
    Conversion of Voting Common to Series B
      Preferred                                        10,588           --          --           --         (10,588)          --
    Redemption of Voting Common                           --     (3,297,000)        --           --      (1,326,979)          --
    Adjustment to record new basis of                     --            --          --           --       6,707,901           --
      accounting
    Reset of equity accounts                              --            --          --           --      (8,520,977)    2,093,817
                                                 ------------  ------------ ----------- ------------ --------------  ------------

 ADJUSTED BALANCE, MAY 29, 1997                       156,718           --          --            2      (3,136,218)          --
    Issuance of Series C Preferred, Voting
      Common and Nonvoting Common in connection
      with acquisitions                                   --            --    1,686,200           4      16,799,055           --
    Reclass of carryover basis adjustment                 --            --          --           --     (11,065,247)          --
    Conversion of loan into and sale of
      Preferred stock                               8,933,853           --          --           --             --            --
    Issuance of warrants in conjunction with
      the issuances of Preferred stock and         (4,126,118)          --          --           --       4,574,440           --
      debt
    Exercise of Nonvoting Common options                  --            --          --           --         418,248           --
    Redemption of Nonvoting Common                        --            --          --           --             --            --
    Redemption of Nonvoting Common and
      issuance of Nonvoting Common in
      private placement                                   --            --          --           --             --            --
    Accretion of Preferred to redemption value      1,556,822           --       59,694          --             --     (1,616,516)
    Net loss                                              --            --          --           --             --     (2,482,901)
                                                 ------------  ------------ ----------- ------------ --------------  ------------
                                                                        --
 BALANCE, DECEMBER 31, 1997                         6,521,275                 1,745,894           6       7,590,278    (4,099,417)
    Exercise of Voting and Nonvoting Common
      conversion option                             3,863,104           --          --           --             --            --
    Accretion of Preferred to redemption value      1,496,557           --      107,134          --             --     (1,603,691)
    Common stock options granted to                       --            --          --           --         686,410           --
      consultant
    Redemption of Nonvoting Common                        --            --          --           --             --            --
    Net income                                            --            --          --           --             --      3,629,083
                                                 ------------  ------------ ----------- ------------ --------------  ------------

 BALANCE, DECEMBER 31, 1998                      $ 11,880,941  $        --  $ 1,853,028 $         6  $    8,276,688  $ (2,074,025)
                                                 ============  ============ =========== ============ ==============  ============

                                                          Stockholders' Equity (Deficit)
                                                    ---------------------------------------
                                                      Carryover
                                                        Basis        Treasury
                                                      Adjustment       Stock         Total
                                                    -------------  ------------ ----------
 BALANCE, MAY 29, 1997                              $  (6,427,160) $        --   $(8,506,810)
    Redemption of Series A and Series B
      Redeemable Preferred, including
      payment of accumulated dividends, for
      cash and preferred stock                                --            --           --
    Exercise of Voting Common options                         --            --           260
    Conversion of Voting Common to Series B
      Preferred                                               --            --       (10,588)
    Redemption of Voting Common                               --            --    (1,326,979)
    Adjustment to record new basis of                         --            --     6,707,901
      accounting
    Reset of equity accounts                            6,427,160           --           --
                                                    -------------  ------------ -----------

 ADJUSTED BALANCE, MAY 29, 1997                               --            --    (3,136,216)
    Issuance of Series C Preferred, Voting
      Common and Nonvoting Common in connection
      with acquisitions                               (11,065,247)          --     7,420,012
    Reclass of carryover basis adjustment              11,065,247           --           --
    Conversion of loan into and sale of
      Preferred stock                                         --            --           --
    Issuance of warrants in conjunction with
      the issuances of Preferred stock and                    --            --     4,574,440
      debt
    Exercise of Nonvoting Common options                      --            --       418,248
    Redemption of Nonvoting Common                            --       (418,248)    (418,248)
    Redemption of Nonvoting Common and
      issuance of Nonvoting Common in
      private placement                                       --        184,382      184,382
    Accretion of Preferred to redemption value                --            --    (1,556,822)
    Net loss                                                  --            --    (2,482,901)
                                                    -------------  ------------ ------------

 BALANCE, DECEMBER 31, 1997                                   --       (233,866)   5,002,895
    Exercise of Voting and Nonvoting Common
      conversion option                                       --     (3,863,104)  (3,863,104)
    Accretion of Preferred to redemption value                --            --    (1,496,557)
    Common stock options granted to                           --            --       686,410
      consultant
    Redemption of Nonvoting Common                            --        (11,304)     (11,304)
    Net income                                                --            --     3,629,083
                                                    -------------  ------------ ------------

 BALANCE, DECEMBER 31, 1998                         $         --   $ (4,108,274) $ 3,947,423
                                                    =============  ============  ===========



        The accompanying notes are an integral part of these statements.

                       JDR HOLDINGS, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    For the Period from
                                                                      May 29, 1997 to        For the Year Ended
                                                                       December  31,             December 31,
                                                                            1997                     1998
                                                                      ------------              ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                  $ (2,482,901)             $  3,629,083
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities-
   Depreciation and amortization                                         1,194,565                 1,994,883
   Deferred income taxes                                                    18,773                  (233,259)
   Compensation expense on stock options granted                           417,500                   686,410
   Changes in operating assets and liabilities--
     Accounts receivable, net                                             (516,557)               (3,839,317)
     Prepaid expenses and other                                           (183,623)                 (242,269)
     Accounts payable                                                      229,395                  (304,692)
     Accrued expenses and other                                            (39,530)                2,134,327
                                                                      ------------              ------------
                  Net cash provided by (used in)
                    operating activities                                (1,362,378)                3,825,166
                                                                      ------------              ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                  (1,480,870)               (1,341,218)
   Net cash acquired in acquisitions                                       451,126                      --
                                                                      ------------              ------------
                  Net cash used in investing
                     activities                                         (1,029,744)               (1,341,218)
                                                                      ------------              ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from debt                                                   24,335,858                      --
   Payments of long-term debt                                           (9,814,759)                 (413,479)
   Payments of notes payable to sellers                                 (6,173,501)                     --
   Payments under capitalized lease obligations                           (372,350)                 (446,922)
   Debt issuance costs                                                    (389,001)                     --
   Proceeds from issuance of Preferred and Common
     stock and exercise of Common stock options                          1,067,844                      --
   Redemption of Common stock                                           (5,931,267)                  (11,304)
   Payment of dividends                                                   (187,792)                     --
                                                                      ------------              ------------
                  Net cash provided by (used in)
                    financing activities                                 2,535,032                  (871,705)
                                                                      ------------              ------------

NET INCREASE IN CASH                                                       142,910                 1,612,243

CASH, BEGINNING OF PERIOD                                                  696,843                   839,753
                                                                      ------------              ------------

CASH, END OF PERIOD                                                   $    839,753              $  2,451,996
                                                                      ============              ============


        The accompanying notes are an integral part of these statements.

                       JDR HOLDINGS, INC. AND SUBSIDIARIES
                       -----------------------------------


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


1.   BACKGROUND:

JDR Holdings, Inc. (the "Company"), through its wholly owned subsidiaries, JDR Recovery Corporation ("JDR"), JDR Marketing, Inc. ("Marketing") and Nationwide Communications, Inc. ("NCI"), provides collection services of past due accounts receivable and other debts on behalf of clients in various industries, provides telemarketing and other telecommunication-based business services and sells telecommunications products and long-distance services.

On May 29 and 30, 1997, the Company completed a series of transactions that substantially changed its size and capital structure. These transactions, which are described further below, and in Notes 3, 4, and 9, included the repayment of outstanding debt, the repurchase of all capital stock held by two former institutional investors, certain executive officers of the Company and an individual investor, the issuance of new preferred shares, the purchase of several companies that were previously partially owned by the Company's majority stockholder and President, and a recapitalization of the Company. After the repurchase of capital stock, the Company's President became the only holder of Voting Common ("Sole Stockholder"). At that point, the Sole Stockholder's basis in his investment was "pushed down" to the Company's books, as required by Staff Accounting Bulletin No. 54. This established a new basis of accounting for the Company on May 29, 1997 and the financial statements, therefore, include the period from that date to the Company's fiscal year end, December 31, 1997.

This accounting resulted in the Company recording goodwill of $6,707,901, which represented the difference between the Company's net book value at May 29, 1997 and the Sole Stockholder's accounting basis. This goodwill is being amortized over 40 years on a straight-line basis.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of Consolidation

The accompanying financial statements include the accounts of JDR Holdings, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Commission income attributable to contingency fee-based collection services is recognized upon receipt of debtor payments. In some instances, the Company's commission percentage retroactively increases once certain collection thresholds are met. The Company does not recognize the retroactive commission income until the collection threshold is met. All other revenues, which include telemarketing and other telecommunications based business services and telecommunications products and long-distance services, and have no contingent aspect, are recognized as the services are performed.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment capitalized under capital leases are recorded at the present value of the minimum lease payments due over the term of the lease. Depreciation and amortization are provided using the straight-line method over the estimated useful lives or the lease term, whichever is shorter.

Expenditures for maintenance, repairs and betterments that do not substantially prolong the useful life of an asset are charged to operations as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Debt Issuance Costs

In connection with the $20,000,000 Revolving Credit Facility (see Note 9), the Company incurred debt issuance costs of $652,322, which are being amortized on a straight-line basis over the term of the Revolving Credit Facility. Accumulated amortization was $95,130 and $258,210 at December 31, 1997 and 1998, respectively.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

Goodwill

Goodwill, representing the excess of cost over the fair value of the net tangible and identifiable intangible assets of acquired businesses (see Notes 1 and 3), is amortized on a straight-line basis over estimated lives of 25 and 40 years. At December 31, 1997 and 1998, accumulated amortization related to goodwill was $367,078 and $996,342, respectively. The Company evaluates whether events and circumstances indicate that the remaining estimated useful life warrants revision or that the remaining balance of goodwill may not be fully recoverable. If the Company concludes it is necessary to evaluate goodwill for impairment, the Company will use, in part, an estimate of related undiscounted cash flows, as well as other qualitative and quantitative factors, as the basis to determine whether impairment has occurred. If such a determination indicates an impairment has occurred, the Company will utilize the valuation method, which measures fair value based on the best information available in the circumstances. The Company believes that there has been no impairment of goodwill as of December 31, 1998.

Impairment of Long-Lived Assets

The Company accounts for possible impairments of long-lived assets in accordance with SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets to be held and used by the Company be reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If changes in circumstances indicate that the carrying amount of an asset that an entity expects to hold and use may not be recoverable, future cash flows expected to result from the use of the asset and its disposition must be estimated. If the undiscounted value of the future cash flows is less than the carrying amount of the asset, an impairment will be recognized. Based on these evaluations, there were no adjustments to the carrying value of long-lived assets in 1997 or 1998.

Fair Value of Financial Instruments

Cash, accounts receivable, accounts payable and accrued expenses are reflected in the financial statements at fair value due to the short-term nature of those instruments. The carrying amount of the long-term debt and capitalized lease obligations approximates fair value at the balance sheet dates.

Carryover Basis Adjustment

In November 1993, the Company acquired 100% of the Common stock of JDR from JDR's Sole Stockholder (the "Seller"). The acquisition was accounted for utilizing the purchase method of accounting. The Seller and JDR's management purchased 50.83% of the common stock of the Company at the date of the acquisition. As a result, in accordance with EITF Issue No. 88-16, "Basis in Leveraged Buyout Transactions", the entire excess of the consideration paid over the historical value of JDR's net assets at the date of the acquisition was treated as a carryover basis adjustment to the Company's stockholders' equity. In connection with redemption discussed in Note 1, the carryover basis has been eliminated as part of the recording of a new basis of accounting.

3.   RECAPITALIZATION:

On May 29, 1997, the Company amended and restated its certificate of incorporation to authorize the issuance of 55,000 shares of stock, consisting of
(i) 30,000 shares of Common stock ("Common") consisting of 15,000 shares of Voting Common stock, $.001 par value ("Voting Common") and 15,000 shares of Nonvoting Common stock, $.001 par value ("Nonvoting Common"), (ii) 25,000 shares of Preferred stock ("Preferred"), $.001 par value, of which 2,875 shares were designated as Redeemable Series A Preferred stock, no par value ("Redeemable Series A"), 1,700 shares were designated as Convertible Series A Preferred stock, no par value ("Series A Preferred"), 625 were designated as Convertible Series B Preferred stock, no par value ("Series B Preferred") and 725 were designated as Convertible Series C Preferred stock, no par value ("Series C Preferred") (see Note 10).

Also on May 29, 1997, the Company received a bridge loan of $11,008,900 (see
Note 9), the proceeds of which were used to repay $5,397,530 of outstanding long-term debt, to pay debt issuance costs of $185,000 (see Note 9) and to repurchase for $5,426,370 all of the Voting Common held by shareholders other than the Sole Stockholder (see Note 1) and certain shares of Redeemable Series A and Series B Preferred stock. This transaction resulted in the push down of the Sole Stockholder's basis in his investment in the Company's stock onto the Company's books. The establishment of this new basis of accounting resulted in the Company recording an increase in equity of $6,707,901, which represented the difference between the Company's net book value at May 29, 1997 and the Sole Stockholder's accounting basis. The entire amount of the increase in equity was allocated to goodwill, which is being amortized over 40 years on a straight-line basis.

The repurchase and exchange of stock included the following:

      Repurchase of 1,227.17 shares of Voting Common
          at $3,768 per share                                                     $  4,623,979

      Repurchase of 637.25 shares of Redeemable Series A
          and Series B Preferred stock at $1,000 per share
          (stated value), plus accrued dividends of $165,142                           802,391
      Exchange of 123.48 shares of Redeemable Series A and
          Series B Preferred stock, plus accrued dividends of
          $22,650 for 38.78 shares of Series A Preferred at $3,768
          per share
                                                                                       146,130
      Exchange of 396.16 shares of Voting Common stock for
          396.16 shares of Nonvoting Common at $3,768 per share                      1,492,731

      Exchange of 2.81 shares of Voting Common for 2.81 shares of Series B
          Preferred at $3,768 per share                                                 10,588
                                                                                  ------------
               Total value of shares repurchased and
                  exchanged                                                       $  7,075,819
                                                                                  ============
On May 30, 1997, the Company issued Preferred stock to two new institutional investors (see Notes 9 and 10) as follows:

      Issued 1,871.02 shares of Redeemable Series A                               $  7,050,004
      Issued 116.36 shares of Series A Preferred                                       438,444
      Issued 383.60 shares of Series B Preferred                                     1,445,405
                                                                                  ------------

                                                                                  $  8,933,853
                                                                                  ============

All shares were valued at $3,768 per share.

4.   ACQUISITIONS:

On May 29, 1997, the Company acquired all of the outstanding common stock of Marketing, NCI, and BDW and Associates ("BDW") for aggregate consideration of $24,658,766, including $6,173,501 in notes payable to the Sellers, 2,826.34 shares of Nonvoting Common stock valued at $10,649,689 ($3,768 per share), 1,632 shares of Voting Common stock valued at $6,149,376 ($3,768 per share), and
447.51 shares of Convertible Series C Preferred stock valued at $1,686,200 ($3,768 per share). The Sole Stockholder of the Company was also a significant stockholder of Marketing, NCI, and BDW. Accordingly, the acquisitions were accounted for as transactions between companies under common control, and the Sole

Stockholder's basis in Marketing, NCI, and BDW was retained, to the extent of his ownership in those companies. The acquisition of the remaining portions of those companies from independent parties was accounted for on the purchase method of accounting.

                                              Marketing                NCI                 BDW                Total
                                         -----------------    ------------------   -----------------   -----------------
Purchase price                           $      14,093,313    $        5,644,542   $       4,920,911   $      24,658,766
Historical basis of net assets acquired
                                                   773,659                76,269             346,376           1,196,304
                                         -----------------    ------------------   -----------------   -----------------
       Excess purchase price                    13,319,654             5,568,273           4,574,535          23,462,462
Sole Stockholder percentage ownership
                                                     45.00%                50.00%             50.00%
                                         -----------------    ------------------   ----------------

Carryover basis adjustment               $       5,993,844    $        2,784,136   $       2,287,267   $      11,065,247
                                         =================    ==================   =================   =================

Purchase price                           $      14,093,313    $        5,644,542   $       4,920,911   $      24,658,766
Less- Carryover basis adjustment
                                                 5,993,844             2,784,136           2,287,267          11,065,247
                                         -----------------    ------------------   -----------------   -----------------
       Net purchase price to be
          allocated                      $       8,099,469    $        2,860,406   $       2,633,644   $      13,593,519
                                         =================    ==================   =================   =================

Cash                                     $         375,673    $           10,697   $          64,756   $         451,126
Accounts receivable                              1,535,489               263,757             600,363           2,399,609
Prepaid expenses and other                          32,868                 5,654              12,259              50,781
Property and equipment                           1,078,333                29,395              55,646           1,163,374
Goodwill                                         7,325,809             2,784,137           2,287,268          12,397,214
Accounts payable                                  (534,174)              (64,703)           (220,220)           (819,097)
Accrued expenses and other                        (871,536)             (168,531)           (166,428)         (1,206,495)
Debt                                              (842,993)                  --                  --             (842,993)
                                         -----------------    ------------------   -----------------   -----------------

                                         $       8,099,469    $        2,860,406   $       2,633,644   $      13,593,519
                                         =================    ==================   =================   =================

The goodwill from the acquisitions of Marketing and NCI is being amortized on a straight-line basis over 25 years. The goodwill from the acquisition of BDW is being amortized on a straight-line basis over 40 years.

5.   SUPPLEMENTAL CASH FLOW INFORMATION:

For the period from May 29, 1997 to December 31, 1997 and the year ended December 31, 1998, the Company paid interest of $1,000,696 and $1,258,549, respectively, income taxes of $27,231 and $2,249,516, respectively, and financed equipment purchased under capitalized lease obligations of $967,185, and $0, respectively.

The following table shows the net assets that were acquired in 1997, as a result of the acquisitions discussed in Note 4:

Assets (liabilities):
     Cash                                             $      451,126
     Accounts receivable                                   2,399,609
     Prepaid expenses and other                               50,781
     Property and equipment                                1,163,374
     Goodwill                                             12,397,214
     Accounts payable                                       (819,097)
     Accrued expenses and other                           (1,206,495)
     Debt                                                   (842,993)
                                                      --------------

     Net assets acquired                                  13,593,519
     Plus- Carryover basis adjustment                     11,065,247
     Less- Preferred stock issued                          1,686,200
           Voting Common stock issued                      6,149,376
           Nonvoting Common stock issued                  10,649,689
           Notes payable to sellers                        6,173,501
                                                      --------------

Net assets acquired in business acquisitions          $           --
                                                      ==============

6.   PROPERTY AND EQUIPMENT:

                                                                                      December 31
                                                                           -------------------------------
                                                            Useful Life         1997             1998
                                                        -----------------  -------------    --------------
Computer equipment                                           5 years       $   2,554,821    $    3,440,171
Furniture and other equipment                                7 years             759,071           905,933
Telecommunications equipment                                 5 years           1,890,618         2,199,624
Leasehold improvements                                      Lease Term           127,445           127,445
                                                                           -------------    --------------

                                                                               5,331,955         6,673,173
Less-Accumulated depreciation and amortization                                  (849,693)       (2,215,312)
                                                                           -------------    --------------

                                                                           $   4,482,262    $    4,457,861
                                                                           =============    ==============

Depreciation and amortization expense was $849,693 and $1,365,619 for the period from May 29, 1997 to December 31, 1997 and the year ended December 31, 1998, respectively.

At December 31, 1997 and 1998, the Company has property and equipment under capitalized leases of $1,498,505 and $947,079, respectively, net of accumulated depreciation of $244,657 and $471,308, respectively. Assets under capitalized leases are generally collateralized by the equipment under lease.

7.  ACCRUED EXPENSES AND OTHER:

                                                    December 31
                                         --------------------------------
                                              1997             1998
                                         -------------   ----------------

     Accrued compensation                $    729,148    $      2,200,256
     Accrued interest                         247,219             207,497
     Accrued taxes                             33,553             458,552
     Accrued other                            246,621             524,563
                                         ------------    ----------------

                                         $  1,256,541    $      3,390,868
                                         ============    ================

8.   INCOME TAXES:

The provision for income taxes consists of the following:

                                   For the Period
                                    from May 29,      For the Year
                                      1997 to            Ended
                                    December 31,      December 31,
                                        1997              1998
                                  ----------------  ---------------
Current:
    Federal                       $      (301,633)  $     1,988,967
    State                                     767           718,986
                                  ---------------   ---------------

                                         (300,866)        2,707,953
                                  ---------------   ---------------
Deferred:
    Federal                                    --          (177,743)
    State                                  19,500           (55,516)
                                  ---------------   ---------------
                                           19,500          (233,259)
                                  ---------------   ---------------

Valuation allowance                       301,633                --
                                  ---------------   ---------------
                                  $        20,267   $     2,474,694
                                  ===============   ===============

Deferred taxes are determined based upon the estimated future tax effects of differences between the financial statement and income tax basis of assets and liabilities given the provisions of the enacted tax laws.

The reconciliation of the statutory federal income tax rate to the Company's effective income tax rate is as follows:

                                                        For the Period
                                                         from May 29,        For the Year
                                                           1997 to               Ended
                                                         December 31,         December 31,
                                                            1997                 1998
                                                        -----------         ------------
Statutory federal income tax rate (benefit)                   (34.0%)              34.0%
State taxes, net of federal tax benefit                         0.8                 7.1
Nondeductible expenses                                           --                 4.0
Utilization of net operating loss carryforward
                                                                 --                (4.6)
Operating losses not tax benefited                             34.0                  --
                                                        -----------         ------------
                                                                0.8%                40.5%
                                                        ===========         ============

The tax effect of temporary differences as established in accordance with SFAS No. 109 that give rise to deferred taxes at December 31, 1997 and 1998 are as follows:

                                                                      December 31
                                                         ------------------------------------
                                                                1997               1998
                                                         -----------------  -----------------
Deferred tax asset:
   Accruals not currently deductible                     $          9,981   $         277,008
   Net operating loss carryforward                                301,633                 --
                                                         ----------------   ----------------
                                                                  311,614             277,008
                                                         ----------------   -----------------
Deferred tax liability:
   Depreciation and amortization                                 (239,711)           (355,194)
   Cash basis of accounting                                      (456,947)           (375,232)
                                                         ----------------   -----------------
                                                                 (696,658)           (730,426)
                                                         ----------------   -----------------
           Net deferred tax asset (liability)                    (385,044)           (453,418)
Less valuation allowance                                         (301,633)                --
                                                         ----------------   ----------------

           Net deferred tax liability                    $       (686,677)  $        (453,418)
                                                         ================   =================

Due to the uncertain realization of the net operating loss carryforward, the Company had provided a full valuation allowance at December 31, 1997. In 1998, the Company has reversed this valuation allowance since the uncertainty has been eliminated due to operating profits.

9.   LONG-TERM DEBT:

                                                                               December 31
                                                                    -------------------------------
                                                                          1997             1998
                                                                    ---------------  ---------------
     Revolving Credit Facility                                      $    12,913,479  $    12,500,000
     Capitalized lease obligations (see Note 12)                          1,415,619          968,697
                                                                    ---------------  ---------------

                                                                         14,329,098       13,468,697
     Less- Current portion                                                 (802,814)        (402,217)
                                                                    ---------------  ---------------

                                                                    $    13,526,284  $    13,066,480
                                                                    ===============  ===============

Under the terms of the Revolving Credit Facility (the "Credit Facility") dated May 30, 1997, the Company can borrow up to the lessor of $20 million, less any outstanding letters of credit, or an amount equal to (i) Adjusted EBITDA times the Leverage Multiple, as defined, which ranges from 3.0 to 4.0, (ii) less outstanding Senior Debt and (iii) less any outstanding letters of credit. Advances under the Credit Facility bear interest at optional borrowing rates of either the then current prime rate plus a margin that ranges from 0.50% to 1.50 % or the LIBOR rate, plus a margin that ranges from 2.00% to 3.00%, depending on certain conditions specified in the Credit Facility agreement. The Company also pays a commitment fee of .375% on the unused borrowing capacity. The Credit Facility also makes available to the Company letters of credit, which can be issued, on the outstanding undrawn amount of the Credit Facility. The letters of credit cannot exceed $1 million and have a fee equal to 2.00% per year on the face amount of each letter of credit. Borrowings under the Credit Facility are secured by substantially all of the assets of the Company. The Credit Facility agreement also contains various financial and nonfinancial covenants and terminates on May 31, 2001.

In connection with the Credit Facility, the lender purchased 126.42 shares of Redeemable Series A and 33.78 shares of Series B Preferred for $603,630 (see
Note 3).

On May 29, 1997, the Company entered into a Credit Agreement (hereinafter referred to as the "Bridge Loan") whereby the Company borrowed $11,008,900 to redeem Common stock owned by two stockholders (see Notes 1 and 3) and repay all outstanding indebtedness of the Company. Borrowings under the Bridge Loan bore interest at 10%. In connection with the Bridge Loan, the Company recorded debt issuance costs of $185,000, which were fully amortized upon conversion and repayment of the Bridge Loan. On May 30, 1997, $8,330,223 of borrowings under the Bridge Loan was converted into Preferred stock (see Notes 3 and 10) and $2,678,677 was repaid with borrowings under the Credit Facility.

10.  REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY:

Redeemable Preferred Stock

                                                                                      December 31
                                                                            -------------------------------

                                                                                  1997            1998
                                                                            -------------   ---------------
Redeemable Series A Preferred stock, no par value,
  2,875 shares authorized, 1,871.02 shares issued and
  outstanding (liquidation value of $7,341,734 and
  $7,869,304, respectively
                                                                            $   4,408,469   $     5,393,171

Convertible Series A Preferred stock, no par value,
  1,700 shares authorized, 155.14 and 1,111.11 shares
  issued and outstanding, respectively (liquidation
  value of $605,269 and $4,600,887, respectively)                                 605,269         4,600,887

Convertible Series B Preferred stock, no par value,
  625 shares authorized, 386.41 and 455.68 shares
  issued and outstanding, respectively (liquidation
  value of $1,507,537 and $1,886,878,
  respectively)                                                                 1,507,537         1,886,878
                                                                            -------------   ---------------

                                                                            $   6,521,275   $    11,880,936
                                                                            =============   ===============

The Company issued 1,871.02 shares of Redeemable Series A, valued at $3,768 per share, to repay $6,573,657 of borrowings under the bridge loan (see Note 9) and for cash proceeds of $476,347. The Redeemable Series A requires a dividend (payable in kind) of 7% per year, payable quarterly in arrears. The holders of the Redeemable Series A may redeem these shares for their liquidation preference, plus accrued and unpaid dividends, beginning on May 30, 2003. The Company is obligated to redeem these shares on the earlier of an initial public offering or May 30, 2004. The Redeemable Series A has limited voting rights, is senior to the Series C Preferred and Common and has a liquidation value of $7,341,734 and $7,869,304, including dividends of $291,730 and $819,300, at
December 31, 1997 and 1998, respectively.

The Company issued 116.36 shares of Series A Preferred, valued at $3,768 per share, to repay $438,444 of borrowings under the bridge loan (see Note 9). In addition, the Company issued 38.78 shares of Series A Preferred in exchange for certain Redeemable Series A and Series B Preferred stock. The Series A Preferred requires a dividend (payable in kind) of 6% per year, payable quarterly in arrears. The holders of the Series A Preferred may convert their shares at any time into Voting Common at a conversion ratio of one-for-one. In addition, the holders of the Series A Preferred may redeem their shares for their liquidation preference, plus accrued but unpaid dividends, beginning on May 30, 2002. The

Series A Preferred has limited voting rights, is senior to the Series C Preferred and Common and has a liquidation value of $605,269 and $4,600,887, including dividends of $20,695 and $414,218, at December 31, 1997 and 1998, respectively.

The Company issued 383.60 shares of Series B Preferred, valued at $3,768 per share, to repay $1,318,122 of borrowings under the bridge loan (see Note 9) and for cash proceeds of $127,283. The Series B Preferred requires a dividend (payable in kind) of 6% per year, payable quarterly in arrears. The holders of the Series B Preferred may convert their shares at any time into Nonvoting Common at a conversion ratio of one-for-one. In addition, the holders of the Series B Preferred may redeem these shares for their liquidation preference, plus accrued but unpaid dividends, beginning on May 30, 2002. The Series B Preferred has limited voting rights, is senior to the Series C Preferred and Common and has a liquidation value of $1,507,537 and $1,886,878, including dividends of $51,544 and $169,876, at December 31, 1997 and 1998, respectively.

Stockholders' Equity

Preferred Stock

The Company issued 447.51 shares of Series C Preferred, valued at $3,768 per share, in consideration for the value of the Marketing accounts receivable balance at March 31, 1997 (see Note 4). At December 31, 1997 and 1998, the Company has 725 shares designated as Series C Preferred, of which 447.51 shares are issued and outstanding. The Series C Preferred requires a dividend (payable in kind) of 6% per year, payable quarterly in arrears. The Company may, at its option, redeem the Series C Preferred, at any time, for its liquidation value. The holders of the Series C Preferred may convert their shares at any time, after May 30, 2000 or at the time any shares of Series A Preferred or Series B Preferred are converted into common stock, into Nonvoting Common at a conversion ratio of one-for-one. The Series C Preferred has a liquidation value of $1,745,894 and $1,853,028, including dividends of $59,694 and $166,828, at
December 31, 1997 and 1998, respectively.

Common Stock

                                                                           Par Value at
                                                                           December 31
                                                                     -------------------------
                                                                        1997           1998
                                                                     ---------     -----------
Voting Common stock, $.001 par value, 15,000 shares
   authorized, 3,044.86 and 2,088.89 shares issued and
   outstanding, respectively
                                                                      $       3    $       3

Nonvoting Common stock, $.001 par value, 15,000
   shares authorized, 3,333.50 shares issued and
   3,271.50 and 3,199.23 outstanding, respectively                            3            3
                                                                      ---------    ---------

                                                                      $       6    $       6
                                                                      =========    =========

As of December 31, 1997, a holder of 955.97 shares of Voting Common may convert its shares at any time into Series A Preferred at a conversion ratio of one-for-one. In addition, a holder of 69.27 shares of Nonvoting Common may convert its shares at any time into Series B Preferred at a conversion ratio of one-for-one. On July 7, 1998, under an agreement from May 1997, the holder of the Voting Common and the holder of the Nonvoting Common exercised their conversion right. The exercise of the conversion rights resulted in 955.97 shares of Voting Common and 69.27 shares of Nonvoting Common, with an aggregate value of $3,863,104, being recorded as treasury stock.

Common Stock Warrants

On May 30, 1997, the Company issued warrants to purchase 1,901.78 shares of Nonvoting Common stock at $0.01 per share in connection with the sale of Capital stock and the Revolving Credit Facility (see Note 9). The fair value of each warrant was estimated on the date of grant using the Black-Scholes pricing model, using the following assumptions: risk free interest rate of 6.5%, volatility of 0%, no expected dividend yield and an expected life of three years for the warrants. Using the Black-Scholes model, the warrants were valued at $7,165,891.

The value was recorded proportionally to the relative fair value of the capital raised as follows:

         Voting and Nonvoting Common             $   2,591,451
                                                 -------------
         Series A Redeemable Preferred               3,199,926

         Series A and B Preferred                      926,192
                                                 -------------
                                                     4,126,118
                                                 -------------
         Debt issuance costs                           448,322
                                                 -------------
         Total                                   $   7,165,891
                                                 =============

The $926,192 value of the warrants which was allocated to the Series A and B Preferred stock was accreted to its liquidation value immediately because the Series A and B Preferred stock are convertible into Common stock at any time. The $3,199,926 value of the warrants which was allocated to the Redeemable Series A Preferred stock will be accreted on a straight-line basis to its liquidation value over seven years because the holders of the Redeemable Series A Preferred stock may redeem these shares beginning on May 30, 2003. The value allocated to debt issuance costs is being amortized on a straight-line basis over the four year term of the Revolving Credit Facility.

Private Placement Offering

In August 1997, the Company sold 123 shares of Nonvoting Common stock for $463,214 in a private placement.

Treasury Stock

The Company has 62 and 134.27 shares of Nonvoting Common stock and zero and
955.97 shares of Voting Common stock in Treasury at December 31, 1997 and 1998, respectively, valued at $3,768 per share.

11.   STOCK OPTIONS:

On June 11, 1997, the Company established the JDR Holdings, Inc. 1997 Stock Option Plan (the "Plan") for its employees, directors and certain other individuals. The Company may grant incentive or non-qualified stock options under the Plan. An aggregate of 211.23 shares of Nonvoting Common stock is reserved for the Plan. The Board of Directors administers the Plan and determines the terms of the option grants. Options vest as determined by the Board (generally ratably over five years) and expire no later than 10 years. Each option entitles the holder to purchase one share of Nonvoting Common stock at the indicated exercise price.

The Company applies APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for the JDR Holdings, Inc. 1997 Stock Option Plan. All options granted under the Plan have been with exercise prices equal to, or in excess of, the fair market value of the stock on the date of grant. Accordingly, no compensation expense has been recognized for the grants under the Plan. Had compensation cost for the Plan been determined consistent with the methodology prescribed under SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's loss would have been increased by approximately $36,000 and $36,000 for 1997 and 1998, respectively. The fair value of each option granted during 1997 is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%, expected volatility of 0%, risk-free interest rate of 6.6%, and an expected life of 10 years. The weighted average fair value on the date of grant for an option granted in 1997 was

$852. The weighted average remaining contractual life of the outstanding stock options at December 31, 1997 and 1998 is ten and nine years, respectively.

The following table summarizes the stock option activity under the Plan:

                                                                                                 Weighted
                                                                                                  Average
                                                                                                 Exercise
                                                                              Exercise             Price
                                                            Activity            Price            Per Share
                                                       -------------     ------------------   ---------------
Balance outstanding, May 29, 1997                               --               --                   --
   Granted                                                    211.23      $3,768 - $18,840    $         8,793
   Exercised                                                    --               --                   --
   Canceled                                                     --               --                   --
                                                       -------------     ------------------   ---------------

Balance outstanding, December 31, 1997
   and December 31, 1998                                      211.23      $3,768 - $18,840    $         8,793
                                                       =============      ================    ===============

No options were exercisable at December 31, 1997 and 14.08 options were exercisable at December 31, 1998. At December 31, 1997 and 1998, no shares were available for future grants under the Plan. No stock options were exercised under the Plan.

For the period from May 29, 1997 to December 31, 1997, one senior executive exercised options to purchase 111 Voting Common shares at $6.67 per share and one stockholder and Director exercised options to purchase 39 Voting Common shares at $6.67 per share. These options were granted in November 1993. At December 31, 1997 and 1998, the Company had 111 options outstanding to purchase Nonvoting Common stock at $6.67 per share. These options were granted in November 1993 to a senior executive.

On July 18, 1997, the Company entered into a consulting agreement for business development services to be provided to the Company from January 1, 1998 through December 31, 2001. The consultant will be paid $100,000 per year. In addition, the consultant received options to purchase shares of Nonvoting Common stock, equivalent to 7% of the outstanding equity of the Company on May 30, 1997, at $3,768 per share. The options vest 4% on January 1, 1998 and 1% on January 1, 1999, 2000 and 2001. The Company will record the $960,975 value as expense as the options vest. For the year ended December 31, 1998, the Company recorded $686,410 as consulting expense for these options. This consultant is also a Director of the Company.

12.   COMMITMENTS AND CONTINGENCIES:

Employment Agreements

The Company has entered into employment contracts with ten of its senior executives which expire in June 2001. The contracts provide for aggregate annual minimum compensation of approximately $1,640,000 plus bonuses based on performance incentives.

Consulting Agreement

The Company has entered into a consulting agreement for services to be provided to the Company from January 1, 1998 through December 31, 2001. The contract provides for annual minimum compensation of $100,000.

Leases

The Company leases office facilities, equipment, and automobiles under cancelable and noncancelable operating leases through August 31, 2005. Rent expense under operating leases for the period from May 29, 1997 to December 31, 1997 and the year ended December 31, 1998 was $959,416 and $2,444,900, respectively.

Future aggregate minimum lease payments as of December 31, 1998 are as follows:

                                                                   Operating          Capital
                                                                     Leases            Leases

1999                                                            $     3,135,554   $       518,237
2000                                                                  2,336,531           343,869
2001                                                                  1,028,014           145,530
2002                                                                  1,673,801            90,874
2003                                                                    598,596             9,289
Thereafter                                                              790,502               --
                                                                ---------------   ---------------

Total minimum lease payments                                    $     9,562,998         1,107,799
                                                                ===============

Amount representing interest                                                             (139,102)
                                                                                  ---------------
Present value of minimum lease payments                                                   968,697
Less- Current portion of principal payments                                               402,217
                                                                                  ---------------
                                                                                  $       566,480
                                                                                  ===============

Litigation

The Company is party to various claims and other matters arising in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

13.   TRANSACTIONS WITH RELATED PARTIES:

For the period from May 29, 1997 to December 31, 1997 and for the year ended December 31, 1998, revenues include $496,050 and $328,005 respectively, related to collection services provided to an affiliate of a stockholder and $91,061 and $68,608, respectively, related to telemarketing services provided to a company that is owned by two of the Company's senior executives. At December 31, 1997 and 1998, accounts receivable include $171,844 and $0, respectively, due from these two companies.

The Company has an agreement with a stockholder to provide technical and management assistance to the Company. This agreement provides for an annual fee of $75,000. For the period May 29, 1997 to December 31, 1997 and for the year ended December 31, 1998, the Company has charged to expense $43,750 and $75,000, respectively, pursuant to this contract.

14.   SIGNIFICANT CUSTOMERS:

For the period from May 29, 1997 to December 31, 1997 and for the year ended December 31, 1998, the Company had one client which represented 24% and 26% of the Company's revenues, respectively. This client, operating in the travel and entertainment industry, also accounted for 9% and 13% of the Company's accounts receivable at December 31, 1997 and 1998, respectively. For the period from May 29, 1997 to December 31, 1997, the Company had two clients, operating in the retail industry, which in aggregate, accounted for 26% of the Company's revenues. At December 31, 1997, these two clients, in aggregate, accounted for 22% of the Company's accounts receivable. For the year ended December 31, 1998, only one of these clients accounted for more than 10% of the Company's revenues. At December 31, 1998, this client accounted for 12% of the Company's accounts receivable. At December 31, 1997, the Company had one client, operating in the banking industry, which accounted for 17% of the Company's accounts receivable and at December 31, 1998, the Company had another client, operating in the retail industry, which accounted for 16% of the Company's accounts receivable. In addition, the Company had one client, operating in the telecommunications industry, which accounted for 27% and 13% of the Company's accounts receivable at December 31, 1997 and 1998, respectively. The revenues from these three clients individually did not account for more than 10% of the Company's revenues for the period from May 29, 1997 to December 31, 1997 or for the year ended December 31, 1998.

15.   DEFINED CONTRIBUTION PLAN:

The Company has a 401(k) plan (the "Plan") which allows eligible employees to contribute up to 15% of their compensation to the Plan, not to exceed Internal Revenue Code limitations. For the period from May 29, 1997 to December 31, 1997 and the year ended December 31, 1998, the Company contributed $41,069 and $100,250, respectively, to the Plan.

16.   MERGER TRANSACTION:

On November 1, 1998, the Company and NCO Group, Inc. ("NCO") entered into an Agreement and Plan of Reorganization, subject to shareholder approval, whereby NCO will acquire all of the outstanding capital stock of the Company in exchange for voting common stock of NCO in a combination which is expected to be accounted for as a pooling-of-interests. The Company has incurred approximately $438,030 in costs related to the Plan of Reorganization. These costs have been included in other assets in the accompanying consolidated balance sheet as of December 31, 1998.

                       JDR HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                   (Unaudited)

                                                                                  March 31,
                                                                                     1999
                                                                                ------------
                                  ASSETS

CURRENT ASSETS:
   Cash                                                                         $  2,002,579
   Cash held for clients                                                             208,012
   Accounts receivable, net of allowance for doubtful
          accounts of $639,625                                                     8,773,036
   Prepaid expenses and other                                                        564,796
                                                                                ------------
                  Total current assets                                            11,548,423
PROPERTY AND EQUIPMENT, net                                                        4,985,442
GOODWILL, net                                                                     17,951,459
DEBT ISSUANCE COSTS, net                                                             353,342
OTHER ASSETS                                                                         832,108
                                                                                ------------
                                                                                $ 35,670,774
                                                                                ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Collections held in trust                                                    $    208,012
   Current portion of long-term debt                                                 412,422
   Accounts payable                                                                1,038,041
   Accrued expenses and other                                                      3,817,388
                                                                                ------------
                  Total current liabilities                                        5,475,863
                                                                                ------------
LONG-TERM DEBT                                                                    12,949,672
                                                                                ------------
DEFERRED INCOME TAXES                                                                421,754
                                                                                ------------
REDEEMABLE PREFERRED STOCK                                                        12,230,253
                                                                                ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Preferred stock                                                                 1,880,823
   Common stock                                                                            6
   Additional paid-in capital                                                      8,311,008
   Accumulated deficit                                                            (1,490,331)
   Treasury stock, at cost                                                        (4,108,274)
                                                                                ------------
                  Total stockholders' equity                                       4,593,232
                                                                                ------------
                                                                                $ 35,670,774
                                                                                ============

                                      -19-

                       JDR HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)


                                                    For the Three Months Ended
                                                             March 31,
                                                       1998               1999
                                                  ------------       ------------

REVENUES                                          $ 12,997,232       $ 14,455,222
                                                  ------------       ------------

OPERATING EXPENSES:
   Compensation and benefits                         6,644,131          8,014,968
   Telephone                                           866,504          1,307,003
   Occupancy                                           599,222            619,213
   Postage and supplies                                257,611            261,418
   Depreciation and amortization                       486,499            550,382
   Other operating expenses                          1,898,055          1,676,565
                                                  ------------       ------------

                  Total operating expenses          10,752,022         12,429,549
                                                  ------------       ------------

                  Operating income                   2,245,210          2,025,673

INTEREST EXPENSE                                       361,386            259,216
                                                  ------------       ------------

                  Income before income taxes         1,883,824          1,766,457

INCOME TAXES                                           479,350            805,651
                                                  ------------       ------------

NET INCOME                                           1,404,474            960,806

ACCRETION OF PREFERRED STOCK TO
   REDEMPTION VALUE                                   (300,644)          (377,112)
                                                  ------------       ------------

NET INCOME APPLICABLE TO COMMON STOCKHOLDERS
                                                  $  1,103,830       $    583,694
                                                  ============       ============

                       JDR HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)



                                                                  For the Three Months Ended
                                                                          March 31,
                                                                     1998              1999
                                                                 -----------       -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                    $ 1,404,474       $   960,806
   Adjustments to reconcile net income to net cash
     provided by operating activities-
   Depreciation and amortization                                     486,499           550,382
   Deferred income taxes                                            (364,854)          (31,664)
   Compensation expense on stock options granted                     583,449            34,320
   Changes in operating assets and liabilities--
     Accounts receivable, net                                     (2,397,650)         (282,001)
     Prepaid expenses and other                                      241,572          (404,605)
     Accounts payable                                             (1,020,530)         (716,693)
     Accrued expenses and other                                    1,579,045           426,520
                                                                 -----------       -----------

                  Net cash provided by operating activities          512,005           537,065
                                                                 -----------       -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                              (196,495)         (879,879)
                                                                 -----------       -----------


                  Net cash used in investing activities             (196,495)         (879,879)
                                                                 -----------       -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from debt                                                279,102              --
   Payments under capitalized lease obligations                     (114,122)         (106,603)
                                                                 -----------       -----------
                  Net cash provided by (used in)
                    financing activities                             164,980          (106,603)
                                                                 -----------       -----------


NET INCREASE (DECREASE) IN CASH                                      480,490          (449,417)

CASH, BEGINNING OF PERIOD                                            839,753         2,451,996
                                                                 -----------       -----------

CASH, END OF PERIOD                                              $ 1,320,243       $ 2,002,579
                                                                 ===========       ===========


                                      -21-